UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 8, 2021

IOVANCE BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

999 Skyway Road, Suite 150
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per share	IOVA	The Nasdaq Stock Market, LLC

Item 1.01.	Entry into a Material Definitive Agreement.

New Headquarters Lease

On February 8, 2021, Iovance Biotherapeutics, Inc. (the “Company”) entered into a lease agreement with ARE-San Francisco No. 63, LLC (the “New Headquarters Lease”) for laboratories and offices to be constructed in Suite 400 of an existing building located at 825 Industrial Road, San Carlos, California (the “Building”), commonly known as The District. Under the New Headquarters Lease, the Company will lease approximately 49,918 rentable square feet of space in the Building (the “Premises”). The New Headquarters Lease is for a term of 120 months, commencing one (1) business day after the mutual execution and delivery of the Lease, which is February 9, 2021 (the “Commencement Date”). The “Rent Commencement Date” shall be the earlier to occur of (i) the date that is 12 months after the Commencement Date, which is February 9, 2022, or (ii) the date that the Tenant Improvements are substantially completed; provided, however, that the Rent Commencement Date shall be delayed 1 day for each day after the Commencement Date that (a) to the extent that, after the Commencement Date, any governmental authority having jurisdiction, as a result of the COVID-19 outbreak in the United States, declares or implements any order or mandate that restricts construction activities in San Mateo County, California (any such order or mandate, a “Government Mandate”), to the extent that such Government Mandate precludes the construction of tenant improvements, or (b) a landlord delay occurs. Construction of the Company’s offices is expected to extend through 2021. The New Headquarters Lease includes an option to extend the term of the lease for 60 months, exercisable under certain conditions and at a market rate as described in the New Headquarters Lease.

Commencing 210 days after the Rent Commencement Date as the result of a rent abatement, the Company’s monthly base rent under the New Headquarters Lease will be $279,540.80, subject to an annual increase of 3%. Beginning in 2022, the Company will also be responsible for paying operating expenses.

The New Headquarters Lease contains customary events of default, representations, warranties and covenants.

The preceding summary of the New Headquarters Lease does not purport to be complete and is qualified in its entirety by the full text of the New Headquarters Lease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Extension of Existing Headquarters Leases

On February 8, 2021, the Company entered into two amendments (the “Suite 150 Second Amendment” and the “Suite 100 and Suite 125 First Amendment”) to its previously disclosed lease agreements with Hudson Skyway Landing, LLC, for space located on the first floor of the building located at 999 Skyway Road, San Carlos, California, commonly known as Skyway Landing II.

Under the Suite 100 and Suite 125 Second Amendment, the Company will extend its previously disclosed amended lease of approximately 20,432 rentable square feet of space, which would have expired on April 30, 2021, to December 31, 2021. The Company’s monthly base rent under the Suite 100 and Suite 125 Second Amendment will be $103,181.60. The Company is also responsible for paying its portion of operating expenses and real estate taxes. The Company has an option to extend the expiration of the Suite 100 and Suite 125 Second Amendment for one month or six months, at its discretion, by providing notice as specified in the Suite 100 and Suite 125 Second Amendment.

Under the Suite 150 First Amendment, the Company will extend its previously disclosed lease of approximately 8,733 rentable square feet of space, which also would have expired on April 30, 2021, to December 31, 2021. The Company’s monthly base rent under the Suite 150 First Amendment will be $44,101.65. The Company is also responsible for paying its portion of operating expenses and real estate taxes. The Company has an option to extend the expiration of the Suite 150 First Amendment for one month or six months, at its discretion, by providing notice as specified in the Suite 150 First Amendment.

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The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Suite 100 and Suite 125 Second Amendment, which is filed as Exhibit 10.2 hereto and incorporated herein by reference, and the Suite 150 First Amendment, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Lease Agreement dated as of February 8, 2021, by and between Iovance Biotherapeutics, Inc. and ARE-San Francisco No. 63, LLC
10.2	Second Amendment dated as of February 8, 2021, by and between Iovance Biotherapeutics, Inc. and Hudson Skyway Landing, LLC
10.3	First Amendment dated as of February 8, 2021, by and between Iovance Biotherapeutics, Inc. and Hudson Skyway Landing, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 8, 2021	IOVANCE BIOTHERAPEUTICS, INC.

By:	/s/ MARIA FARDIS
Maria Fardis, Chief Executive Officer